                                  APPENDIX B


                  Agreement and Plan of Reorganization dated
                      September 21, 1993 By and Between
          Union Planters Corporation, FNB Acquisition Company, Inc.,
    First National Bancorp of Shelbyville, Inc. and First National Bank of
          Shelbyville, along with the Plan of Merger annexed thereto as Exhibit A

                      AGREEMENT AND PLAN OF REORGANIZATION


                         DATED as of September 21, 1993


                                    Between



                         UNION PLANTERS CORPORATION and
                         FNB ACQUISITION COMPANY, INC.


                                      and


                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.

                                 Joined in by:

                       FIRST NATIONAL BANK OF SHELBYVILLE

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
                                                 AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . . .   1

                                                              AGREEMENT   . . . . . . . . . . . . . . . . . . . . . .   3

                                                              ARTICLE 1

                                                             DEFINITIONS

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -----------

                                                              ARTICLE 2

                                                     TERMS OF THE REORGANIZATION

         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ----------
         2.2     Charter, ByLaws, Directors, Officers and Name of the Surviving Corporation . . . . . . . . . . . . .   9
                 --------------------------------------------------------------------------
                 (a)      Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ------
                 (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ----------------------
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------------
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------------------------
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------------------------------------------------------
         2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------------------------------
         2.7     FNB Stock Options and Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ------------------------------------

                                                              ARTICLE 3

                                                      DESCRIPTION OF TRANSACTION

         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -------------------
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          -------------------------------------
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------------------------
                 (c)      Conversion of Shares of INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------------------
                 (d)      Conversion and Cancellation of Shares of FNB  . . . . . . . . . . . . . . . . . . . . . . .  13
                          --------------------------------------------
                 (e)      Conversion and Exchange of FNB Shares; Exchange Ratio . . . . . . . . . . . . . . . . . . .  14
                          -----------------------------------------------------
                 (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------------------------------
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          --------------------
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ---------------------
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ------------------
                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          -------------------------
                 (k)      Dissenters' Rights of FNB Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          --------------------------------------
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------------------------------
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  19
                 -----------------------------------------------------------------------------
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ------------
         4.4     Government Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------------
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ------------------------
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------------------------------
         4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------------------
         4.9      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  ----------
         4.10     Labor and Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  ----------------------------
         4.11     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  ----------------------------------
         4.12     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  ----------

                                                              ARTICLE 5

                                           REPRESENTATIONS AND WARRANTIES OF FNB COMPANIES

         5.1     Organization and Qualification of FNB and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------------------------------------------------
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  26
                 -----------------------------------------------------------------------------
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------------------------
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------------------
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 -----------------
         5.7     FNB Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------------------
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------------------------
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------
         5.10     Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  ----------
         5.11     FNB Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  ----------------
         5.12     Condition of Fixed Assets and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  ---------------------------------------
         5.13     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  -----------
         5.14     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                  ----------
         5.15     Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  -------------------
         5.16     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  ---------
         5.17     Labor and Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  ----------------------------
         5.18     Records and Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  ---------------------
         5.19     Capitalization of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  ---------------------
         5.20     Sole Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                  --------------
         5.21     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                  ----------
         5.22     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                  ----------------------------------
         5.23     Allowance for Possible Loan or ORE Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                  -----------------------------------------
         5.24     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                  --------------------
         5.25     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                  ----------------------
         5.26     Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  ------------------
         5.27     Material Contract Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  --------------------------
         5.28     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  -------
         5.29     Exchange Act Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  --------------------
         5.30     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  ---------------------------

                                   ARTICLE 6

                                COVENANTS OF UPC

         6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 --------------------
         6.2     Registration of UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . . . .  50
                 ----------------------------------------------------------
         6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 -----------------

                                                              ARTICLE 7

                                                      COVENANTS OF FNB COMPANIES

         7.1     Proxy Statement; FNB Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 -----------------------------------------
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 --------------------------------------------
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 -----------------------------------------

                                                              ARTICLE 8

                                                        CONDITIONS TO CLOSING

         8.1     Conditions to the Obligations of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 ------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          ---------
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          -------------
                 (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . .  58
                          --------------------------------------
         8.2     Conditions to the Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . .  59
                 ------------------------------------------------
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          -----------
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          ------------------------------
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          ---------
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          -----------------------
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          ---------------------
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          --------------------------
                 (g)      Opinion of FNB's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ------------------------
                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          --------------------------------
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          -------------------------------------
                 (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          ----------------------
                 (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          -----------
                 (l)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . .  63
                          -----------------------------------------
                 (m)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          ----------------------------
         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 ----------------------------------------
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          -------------------------------
                 (b)      Governmental Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . .  64
                          ------------------------------------------------

                                                              ARTICLE 9

                                                             TERMINATION

         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 -----------
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 ---------------------

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                   -------
         10.2      Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                   -------------------------------------
         10.3      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                   -------------
         10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                   ------------
         10.5      Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                   ------------
         10.6      Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                   ---------
         10.7      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                   ----------------
         10.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                   ------------
         10.9      Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                   -------------------------------------
         10.10     Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                   --------------
         10.11     Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                   -------------------
         10.12     Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                   -------------------
         10.13     Equitable Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                   ------------------
         10.14     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                   ---------------
         10.15     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                   ------------------------------------------
         10.16     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                   ---------
         10.17     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                   -------------------

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 21st day of September, 1993, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; FNB ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC; and FIRST NATIONAL BANCORP OF SHELBYVILLE, INC. ("FNB" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 111 West Side Square (Post Office Box 500), Shelbyville, Bedford County, Tennessee 37160.

FIRST NATIONAL BANK OF SHELBYVILLE ("FIRST NATIONAL"), a national banking association chartered and existing under the laws of the United States of America, having its main office at 111 West Side Square (Post Office Box 500), Shelbyville, Bedford County, Tennessee 37160, and which is a wholly-owned subsidiary of FNB, for a valuable consideration, the receipt and sufficiency of which is hereby acknowledged by it, joins in this Reorganization Agreement for the sole purpose of making certain representations and warranties set forth in
Article 5 and elsewhere in this Reorganization Agreement and binding itself to perform certain covenants set forth in Articles 6 and 7 and elsewhere in this Reorganization Agreement as provided hereinafter.

         UPC, INTERIM, FNB and FIRST NATIONAL are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. FNB is the beneficial owner and holder of record of 100,000 shares of the common stock, $10.00 par value per share, of FIRST NATIONAL which constitute all of the shares of common stock of FIRST NATIONAL issued and outstanding (the "FIRST NATIONAL Common Stock") and desires to have itself and FIRST NATIONAL acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger (attached hereto as Exhibit A) (the "Plan of Merger").





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 1

         B. UPC is the beneficial owner and holder of record of 1,000 shares of the common stock, $1.00 par value per share, of INTERIM which constitute all of the shares of common stock of INTERIM issued and outstanding (the "INTERIM Common Stock"), and desires to acquire FNB and FIRST NATIONAL on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Board of Directors of FNB deems it desirable and in the best interests of FNB and FIRST NATIONAL and the shareholders of FNB (the "FNB Shareholders") that INTERIM be merged with and into FNB (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger").

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC that INTERIM be merged with and into FNB on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         F. The respective Boards of Directors of UPC, INTERIM, FNB and FIRST NATIONAL have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the Plan of Merger, and have directed that this Reorganization Agreement and the Plan of Merger and all resolutions adopted by said Boards of Directors and by the FNB Shareholders related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Tennessee Department of Financial Institutions (the "TDFI") and such other regulatory agencies or authorities as may be necessary in order to obtain all governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 2

                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:

                 "AFFILIATE" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF FNB" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "FNB" means First National Bancorp of Shelbyville, Inc., a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 111 West Side Square (Post Office Box 500), Shelbyville, Bedford County, Tennessee 37160.

                 "FNB COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "FNB COMPANIES" shall mean FNB and all of its Subsidiaries, including FIRST NATIONAL and all of its Subsidiaries.

                 "FNB EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by FNB or any FNB Subsidiary, to or for the benefit of the officers, directors or employees of FNB or any FNB Subsidiary.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 3

                 "FNB RECORD HOLDERS" means the holders of record of all of the issued and outstanding shares of FNB Common Stock immediately prior to the Effective Time of the Merger.

                 "FNB SHAREHOLDERS" shall have the meaning assigned to such term in Recital D of this Reorganization Agreement.

                 "FNB STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized by banks in Tennessee.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the FNB Record Holders in exchange for their FNB Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of FIRST NATIONAL.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 4

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis acting under delegated authority.

                 "FIRST NATIONAL" means First National Bank of Shelbyville, a national banking association, chartered and existing under the laws of the United States of America, having its main office at 111 West Side Square (Post Office Box 500), Shelbyville, Bedford County, Tennessee 37160, and which is a wholly-owned subsidiary of FNB.

                 "FIRST NATIONAL COMMON STOCK" shall have the meaning assigned to such term in Recital A of this Reorganization Agreement.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                 "GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INTERIM" shall mean FNB Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 5

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of INTERIM with and into FNB, which shall survive the Merger as the Surviving Corporation.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean FNB, FIRST NATIONAL, UPC and INTERIM collectively; FNB and FIRST NATIONAL on the one hand, or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of FNB, UPC and INTERIM and filed with the Tennessee Secretary of State along with the Articles of Merger in accordance with Section 48-21-105 of the Tennessee Code and providing for the Merger of INTERIM with and into FNB as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by FNB to solicit proxies with a view to securing the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 6 approval of the FNB Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of FNB or any FNB Subsidiary owned or leased by FNB or any FNB Subsidiary.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of FNB or any FNB Subsidiary; original instruments and other documentation, pertaining to FNB or any FNB Subsidiary, FNB's or any FNB Subsidiary's assets (including plans and specifications relating to the Realty), FNB's or any FNB Subsidiary's liabilities, the FNB Common Stock, the FIRST NATIONAL Common Stock, the Deposits and the loans; and all other business and financial records which are necessary or customary for use in the conduct of FNB's or any FNB Subsidiary's business by UPC or FNB on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the TDFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1(a) of this Reorganization Agreement) and the transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement.

                 "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 7

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal bank Regulatory Authorities.

                 "SHAREHOLDERS MEETING" shall mean the meeting of the FNB Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean FNB as the corporation resulting from the consummation of the Merger as set forth in Section 2.1(a) of this Reorganization Agreement.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "TDFI" shall mean the Tennessee Department of Financial Institutions.

                 "TENNESSEE COMMISSIONER" shall mean the Commissioner of the TDFI.

                 "UPC" means Union Planters Corporation, a Tennessee-chartered bank holding company which is also registered as a savings and loan holding company having its principal place of business in Memphis, Shelby County, Tennessee.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 8

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries as of December 31, 1991 and 1992 and each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the related unaudited consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1993, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.



                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, INTERIM shall be merged with and into FNB (the "Merger"), which latter corporation (the "Surviving Corporation") shall survive the Merger.

                 2.2 Charter, ByLaws, Directors, Officers and Name of the Surviving Corporation.

                          (a)     Charter.  At the Effective Time of the
Merger, the Charter of FNB, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of FNB as the Surviving Corporation, unless and until the same shall be amended thereafter as provided by law and the terms of such Charter.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of FNB, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of FNB as the Surviving Corporation, unless and until amended or repealed as provided by law, its Charter and such Bylaws.

                          (c)     Directors and Officers.  The directors and
officers of FNB in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 9 have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  The name of FNB as the Surviving
Corporation following the Merger shall remain unchanged and continue to be:

                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.

                 2.3 Due Diligence Review. Each Party shall be entitled to conduct a preliminary due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the reasonableness of the Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential all non-public information received by the disclosing Party in connection with the provisions of this Section 2.4.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of FNB, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the FNB Record Holders are entitled to receive (determined in the manner provided in Section 3.1(e) of this Reorganization Agreement);
(ii) changes the intended tax-free effects of the Merger to UPC, INTERIM, FNB or any FNB Subsidiary; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 10 with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement). UPC may exercise this right of revision by giving written Notice to FNB in the manner provided in Section 10.1 of this Reorganization Agreement which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. FNB and each FNB Subsidiary hereby acknowledge and agree that, in order to qualify the Merger under the Internal Revenue Code as a tax-free reorganization and for accounting purposes as a pooling of interests under the rules and regulations promulgated by the SEC, Accounting Principles Board Opinion No. 16 and GAAP, any FNB Record Holder who would be deemed an Affiliate of FNB at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of FNB Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such FNB Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such FNB Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and FNB for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger. FNB further acknowledges and agrees that any UPC Common Stock certificates issued in connection with the Merger to FNB Record Holders who would be deemed Affiliates of FNB or UPC at the time of Closing under the Securities Laws shall be subject to and bear a restrictive legend substantially in the form as follows:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL, SATISFACTORY TO UPC, IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 11

         BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND THAT SUCH SALE OR OTHER DISPOSITION WILL NOT AFFECT THE "POOLING OF INTERESTS" ACCOUNTING TREATMENT OF THE MERGER WHICH RESULTED IN THESE SHARES BEING ISSUED. NO SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNTIL AFTER THE PUBLICATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF POST MERGER COMBINED OPERATIONS OF UPC AND FIRST NATIONAL BANCORP OF SHELBYVILLE, INC. NO AGREEMENT MAY BE ENTERED INTO BY THE HOLDER OF THIS CERTIFICATE WHICH WOULD ALLOW OR REQUIRE THE SALE, TRANSFER, OR OTHER DISPOSITION OF THESE SHARES DURING THE TIME PERIOD MENTIONED ABOVE OR WHICH WOULD OTHERWISE REDUCE THE RISK BORNE BY THE SHAREHOLDER NAMED ON THE REVERSE SIDE OF THIS CERTIFICATE SUBSEQUENT TO THE CONSUMMATION OF THE MERGER.

                 2.7 FNB Stock Options and Treasury Stock. Except as described in Schedule 2.7 hereto, as of the date of this Reorganization Agreement, there are no validly issued and outstanding options to purchase shares of FNB Common Stock, and no other options, rights, warrants, scrip or similar rights to purchase shares of FNB Common Stock (collectively, the "FNB Stock Options") are (or have been) issued and outstanding by FNB. Therefore, at the Effective Time of the Merger, there will be no issued and outstanding FNB Stock Options other than as described in Schedule 2.7 hereto. Except as described in Schedule 2.7 hereto, within two (2) years prior to the date of this Reorganization Agreement, FNB has not repurchased FNB Stock Options, and FNB has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of FNB Common Stock held by FNB as Treasury Stock, nor will there be any such shares at the Effective Time of the Merger.



                                   ARTICLE 3

                           DESCRIPTION OF TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein have been approved by the shareholders of FNB and INTERIM, and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 12 a closing (the "Closing") will be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute a Articles of Merger for filing with the Secretary of State of the State of Tennessee and promptly thereafter FNB and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of a Articles of Merger with the Secretary of State of the State of Tennessee or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

                          (c)     Conversion of Shares of INTERIM.  At the
Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

                          (d)     Conversion and Cancellation of Shares of FNB.
At the Effective Time of the Merger, each share of $10.00 par value per share common stock of FNB (the "FNB Common Stock") validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 13

                          (e)     Conversion and Exchange of FNB Shares;
Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of FNB Common Stock held by the FNB Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in FNB and shall automatically be converted exclusively into, and constitute only the right of the FNB Record Holders to receive in exchange for their shares of FNB Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the FNB Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of FNB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 130,000 shares of FNB Common Stock issued and outstanding at the Effective Time of the Merger) shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 3.1(e). The Exchange Ratio shall be determined as follows:

                                  (i)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $25.375 per share of UPC Common Stock but less than or equal to $33.375 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio shall be based on a fixed Exchange Ratio of seven (7) shares of UPC Common Stock for each share of FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger;

                                  (ii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $33.375 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio shall be based on (a) a fixed price of $233.625 per share of FNB Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock; provided, however, in the event that UPC shall have entered into a letter of intent, agreement or understanding with a third party for a change in control of UPC, the Exchange Ratio shall remain fixed at seven (7) shares of UPC Common Stock for each share of FNB Common Stock validly issued and outstanding at the Effective Time of the Merger; and





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 14

                                  (iii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $25.375 per share of UPC Common Stock (the "Floor"), the Exchange Ratio shall be fixed at seven (7) shares of UPC Common Stock for each share or FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, FNB shall have the right to either accept the fixed Exchange Ratio of seven (7) shares of UPC Common Stock for each share of FNB Common Stock or terminate this Reorganization Agreement and the transactions contemplated herein;provided, further, in the event FNB should elect to terminate this Reorganization Agreement in accordance with this Section 3.1(e)(iii), UPC may, in its sole discretion, reinstate this Reorganization Agreement and the transactions contemplated herein by increasing the number of shares of UPC Common Stock to be delivered by UPC to the FNB Record Holders based on (a) a fixed price of $177.625 per share of FNB Common Stockdivided by (b) the Current Market Price Per Share of UPC Common Stock.

The Exchange Ratio as determined in this Section 3.1(e) shall be based on an aggregate of no more than 130,000 shares of FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a FNB Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (i)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 15

                                  (ii) EFFECTS OF DISSENTERS' RIGHTS ON THE
         EXCHANGE RATIO. Should FNB Record Holders representing at least 5% of the shares of FNB Common Stock issued and outstanding at the time of Closing perfect such FNB Record Holder's Dissenters' Rights pursuant to the Tennessee Code and maintain the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement or, subject to the prior approval of the FNB Board of Directors, reduce the per share Consideration to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in satisfaction of such Dissenters' Rights.

                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF FNB. Should FNB effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

                          (f)     Mechanics of Payment of Consideration.  As
soon as reasonably practicable after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the FNB Record Holders such materials and information deemed necessary by the Exchange Agent to advise the FNB Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the FNB Common Stock in order for the FNB Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the FNB Record Holders at the addresses set forth on a certified shareholder list to be delivered by FNB to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the FNB Record Holders of all of the outstanding shares of FNB Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of FNB Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 16 evidencing and representing shares of FNB Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of FNB Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former FNB Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such FNB Record Holder's shares of FNB Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of FNB Common Stock of a FNB Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such FNB Record Holder's shares of FNB Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the FNB Record Holder's FNB Common Stock shall have been properly surrendered as provided above, the Consideration payable to the FNB Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the FNB Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each FNB Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The FNB Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such FNB Record Holder is entitled, provided that each such FNB Record Holder shall deliver to UPC and to the Exchange
Agent: (i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the FNB Record Holder.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 17

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of FNB shall be closed and no transfer of shares of FNB Common Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into FNB which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both FNB and INTERIM.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of FNB and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in FNB as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of FNB as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of FNB or INTERIM.

                          (k)     Dissenters' Rights of FNB Shareholders.  Any
FNB Record Holder of shares of FNB Common Stock who shall comply strictly with the provisions of Sections 48-23-201 et seq. of the Tennessee Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. Such an FNB Shareholder is referred to herein as an "FNB Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if FNB Record Holders holding or controlling more than five percent (5%) of the shares of the FNB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Tennessee Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock.  UPC shall reserve for issuance,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 18 register under the Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock to the FNB Record Holders in accordance with the terms and conditions of this Section 3.1.

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time or place as may be mutually agreed upon by the Parties.



                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to FNB as follows:

                 4.1 Organization and Corporate Authority. UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and INTERIM (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Charter and Bylaws of INTERIM, as amended to date, are in full force and effect as of the date of this Reorganization Agreement.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 19

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     The execution and delivery of this
Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Charter and Bylaws of INTERIM; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or INTERIM is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction which would prevent the execution of this Reorganization Agreement by UPC or INTERIM, its delivery to FNB and the FNB Companies or the consummation of the transactions contemplated hereby, and no action or proceeding





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 20 is pending against UPC or INTERIM in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; and (b) the prior approval of the Tennessee Department of Financial Institutions ("TDFI") under Sections 45-12-101 et seq of the Tennessee Code and the regulations promulgated by the TDFI thereunder (collectively, the "Government Approvals").

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"), and 50,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of June 30, 1993, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 690,000 shares of 10-3/8% Increasing Rate, Redeemable, Cumulative Preferred Stock, Series C; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of June 30, 1993, 18,254,509 shares of UPC Common Stock were validly issued and outstanding.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for director qualifying shares.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 21

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to FNB true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1991 and 1992 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1993 and thereafter, ending prior to the Closing Date; and (iii) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1993. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.

         (a) The outstanding shares of UPC Common Stock are registered with the SEC pursuant to the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The outstanding shares of UPC Common Stock are listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has filed with the NYSE all material forms and reports required by the NYSE to be filed by UPC with the NYSE, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the FNB Record Holders in exchange for all of the FNB Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 22

Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or any UPC Subsidiary threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or any UPC Subsidiary and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.10 Labor and Employment Matters. Except as reflected in Schedule 4.10 hereto, there is no (i) collective bargaining agreement or other labor agreement to which UPC or any UPC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which UPC or any UPC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of UPC or any UPC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither UPC nor any UPC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. UPC and each UPC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and UPC and each UPC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of UPC and each UPC Subsidiary and are not liable for





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 23 any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.10, there is no: unfair labor practice complaint against UPC or any UPC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting UPC or any UPC Subsidiary; labor grievance pending against UPC or any UPC Subsidiary; pending representation question respecting the employees of UPC or any UPC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party, or to the best knowledge of UPC, any basis for which a claim may be made under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party.

                 4.11 Absence of Undisclosed Liabilities. Except as described in Schedule 4.11 hereto, neither UPC nor any UPC Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to FNB prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of UPC or such UPC Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC or any UPC Subsidiary.

                 4.12 Disclosure. The information concerning, and the representations or warranties made by UPC and INTERIM as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and INTERIM to FNB pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to FNB by UPC and INTERIM pursuant hereto were or will be complete and accurate copies of such documents.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 24

                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF FNB COMPANIES

         Both as of the date hereof and as of the Effective Time of the Merger, FNB and FIRST NATIONAL represent and warrant to UPC and INTERIM as follows:

                 5.1      Organization and Qualification of FNB and
Subsidiaries.

                          (a)  FNB is a corporation duly organized, validly
existing and in good standing under the laws of the State of Tennessee and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted;
(ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) is a registered bank holding company with the Federal Reserve.

                          (b)  Each FNB Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. FNB and each of its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.

                          (c)  FIRST NATIONAL is a national banking
association, duly organized, validly existing and in good standing under the laws of the United States of America and engages only in activities (and holds properties only of the types) permitted by the United States Code Annotated and the rules and regulations promulgated by the Comptroller thereunder or the FDIC for insured depository institutions. FIRST NATIONAL's deposit accounts are insured by the Bank Insurance Fund (the "BIF") as administered by the FDIC to the fullest extent permitted under applicable law.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 25

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     FNB and FIRST NATIONAL have all requisite
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been (or within thirty (30) days from the date of this Reorganization Agreement will have been) duly authorized by majorities of the entire Boards of Directors of FNB and FIRST NATIONAL and, except for the approval of the FNB Shareholders, no other corporate proceedings on the part of FNB are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by FNB or FIRST NATIONAL have been (or upon execution will have been) duly executed and delivered by FNB and FIRST NATIONAL and constitute (or upon execution will constitute) legal, valid and enforceable obligations of FNB and FIRST NATIONAL, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 5.2(b)
hereto, the execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transaction contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which FNB or any FNB Subsidiary is a party or by which FNB or any FNB Subsidiary is bound; the Charter and Bylaws of FNB or the Charter and Bylaws of any FNB Subsidiary; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which FNB or any FNB Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to FNB or any FNB Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of FNB or any FNB Subsidiary.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 26

                 5.3      No Legal Bar.   Neither FNB nor any FNB Subsidiary is
a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body, or any law which would prevent the execution of this Reorganization Agreement by FNB or FIRST NATIONAL, or the Plan of Merger by FNB, or the delivery thereof to UPC and INTERIM, or the consummation of the transaction contemplated hereby and thereby, and no action or proceeding is pending against FNB or any FNB Subsidiary in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by FNB or any FNB Subsidiary in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to FNB or any FNB Subsidiary in order to avoid forfeiture or impairment of such rights. Neither FNB nor any FNB Subsidiary are aware of any facts, circumstances or reasons why such Government Approvals should not be forth coming or which would prevent or hinder such approvals from being obtained.

                 5.5 Compliance With Law. FNB and all FNB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and FNB and each FNB Subsidiary, respectively, as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over FNB's or any FNB Subsidiary's properties or over any other part of FNB's or any FNB Subsidiary's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by FNB and each FNB Subsidiary subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither FNB nor any FNB Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 27

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Charter and Bylaws of FNB and the Articles of Association or Charter and Bylaws of each FNB Subsidiary, respectively. The Charter and Bylaws of FNB and the Articles of Association or Charter and Bylaws of each FNB Subsidiary, as amended to date, are in full force and effect.

                 5.7 FNB Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the audited consolidated balance sheets of FNB as of December 31, 1992, the audited consolidated balance sheets of FNB as of December 31, 1991, and selected financial data for FNB as of December 31, 1990, 1989 and 1988, and the related consolidated statements of income and changes in stockholders' equity and cash flows of FNB and each FNB Subsidiary for the years ended December 31, 1992, 1991 and 1990 (the "Audited Financial Statements of FNB") and the comparative interim (or annual) financial statements for any subsequent quarter (or year) ending after December 31, 1992 and prior to the Closing Date. Such financial statements (i) were (or will be) prepared from the books and records of FNB and each FNB Subsidiary; (ii) were (or will be) prepared in accordance with generally accepted accounting principles consistently applied; (iii) accurately present (or will present) FNB's and each FNB Subsidiary's consolidated financial condition and the consolidated results of their operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or will contain and reflect) all necessary adjustments and accruals for an accurate presentation of FNB's and each FNB Subsidiary's consolidated financial condition and the consolidated results of FNB's and each FNB Subsidiary's operations and cash flows for the periods covered by such Financial Statements; (v) do contain and reflect (or will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to FASB 106 and 112.

                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1992 (the "Balance Sheet Date") there has not been:

                          (a)     any transaction by FNB or any FNB Subsidiary
not in the ordinary course of business and in conformity with past practice;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 28

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of FNB or any FNB Subsidiary;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or may have a material adverse effect on any of the properties, business or prospects of FNB or any FNB Subsidiary or their future use and operation by FNB or any FNB Subsidiary;

                          (d)     any acquisition or disposition by FNB or any
FNB Subsidiary of any property or asset of FNB or any FNB Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate for each FNB Company, in an amount greater than Twenty Thousand Dollars ($20,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of FNB or any FNB Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to FNB or any FNB Subsidiary, to which FNB or any FNB Subsidiary is a party which would have an adverse effect upon the financial condition or operations of FNB or any FNB Subsidiary.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of FNB or any FNB Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by FNB or any FNB Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of FNB or any FNB Subsidiary, or in the accounting policies or practices therein reflected;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 29

                          (j)     any release or discharge of any obligation or
liability of any person or entity related to or arising out of any loan made by FNB or any FNB Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan (except credit card loans, passbook
loans or home loans) by FNB or any FNB Subsidiary to any Officer, director or 2% shareholder of FNB or any FNB Subsidiary or any Affiliate of FNB or any FNB Subsidiary; or to any member of the immediate family of such Officer, director or 2% shareholder of FNB or any FNB Subsidiary or any Affiliate of FNB; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest; or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8, "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of the Deposits of any FNB Subsidiary is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of FNB or any FNB Subsidiary.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of FNB, FNB and each FNB Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of FNB as being owned by FNB or any FNB Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of FNB and its Subsidiaries on a consolidated basis, held under leases or subleases by FNB or any FNB Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 30 performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the FNB Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the FNB Companies is a named insured are believed to be sufficient.

                 5.11 FNB Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive FNB Subsidiaries (including any Subsidiary of a FNB Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted, by each FNB Subsidiary. Except as described in Schedule 5.11 hereto, no equity securities of any of the FNB Subsidiaries are or may become required to be issued (other than to FNB or any FNB Subsidiary) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any FNB Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any FNB Subsidiary is bound to issue (other than to FNB) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as described in Schedule 5.11 hereto, all of the shares of capital stock of each FNB Subsidiary held by FNB or by any FNB Subsidiary are fully paid and nonassessable and are owned by FNB or such FNB Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of FNB's or any FNB Subsidiary's fixed assets and equipment having a net book value in excess of Twenty Thousand Dollars ($20,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of FNB and each FNB Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 31 litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to FNB or any FNB Subsidiary except as fully reserved for in the Audited Financial Statements of FNB. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither FNB nor any FNB Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for FNB and all FNB Subsidiaries for all periods through and including December 31, 1992, has been made and is reflected on the December 31, 1992 financial statements included in the Audited Financial Statements of FNB, and have been and will continue to be made with respect to periods ending after December 31, 1992.

                          (d)  Deferred taxes of FNB and each FNB Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of FNB and any FNB
Subsidiary, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against FNB or any FNB Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon FNB by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by FNB or any FNB Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of FNB referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against FNB or any FNB Subsidiary, or to the best knowledge of FNB or any FNB Subsidiary threatened against or affecting FNB, any FNB Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against FNB or the FNB Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of FNB or any FNB Subsidiary and that are not reflected in the Audited Financial





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 32

Statements of FNB or (ii) has been brought by or on behalf of any employee employed or formerly employed by FNB or any FNB Subsidiary.

                 5.15  Hazardous Materials.

                          (a)     FNB and all FNB Subsidiaries have obtained
all material permits, licenses and other authorizations which are required to be obtained by FNB or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by FNB or any FNB Subsidiary is in material compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Hazardous Waste Management Act of 1977, Sections 68-46-101 et seq. of the Tennessee Code; (n) the Hazardous Waste Management Act of 1983, Sections 68-46-201 et seq. of the Tennessee Code; (o) the Hazardous Waste Reduction Act of 1990, Sections 68-46-301 et seq. of the Tennessee Code; (p) the Petroleum Underground Storage Tank Act, Sections 68-58-101 et seq. of the Tennessee Code;
(q) any amendments to the foregoing Acts as adopted from time to time on or before the Closing; and (r) any rule, regulation, order, injunction, judgment,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 33 declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of FNB or any FNB Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by FNB or a FNB Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

                          (b)     In addition, except as set forth in Schedule
5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by FNB or any FNB Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of FNB or any FNB Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by FNB or any Affiliate of FNB at the Property;

                                  (ii)      None of the Property has received
         or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to FNB's or any FNB Subsidiary's occupancy





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 34 thereof, or during or prior to the occupancy thereof by any assignee or sublessee of FNB or any FNB Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither FNB nor any Affiliate of FNB has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, FNB or any Affiliate of FNB in violation of Applicable Environmental Laws.

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of FNB or any Affiliate of FNB relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of FNB, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 35

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of FNB or any Affiliate of FNB in relation to any Property, which have not been made available to UPC.

                          (h)     Neither FNB nor any FNB Subsidiary is aware
of any facts which might suggest that FNB or any FNB Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject FNB or any FNB Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), as modified by 40 C.F.R. Part 300.

                 5.16 Insurance. FNB and each FNB Subsidiary have paid all material amounts due and payable under any insurance policies and guaranties applicable to FNB and any FNB Subsidiary and FNB's or any FNB Subsidiary's assets and operations; all such insurance policies and guaranties are in full force and effect; and FNB and each FNB Subsidiary and all of FNB's and each FNB Subsidiary's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

                 5.17 Labor and Employment Matters. Except as reflected in Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which FNB or any FNB Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which FNB or any FNB Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of FNB or any FNB Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither FNB nor any FNB Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. FNB and each FNB Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 36 those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and FNB and each FNB Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of FNB and each FNB Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against FNB or any FNB Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting FNB or any FNB Subsidiary; labor grievance pending against FNB or any FNB Subsidiary; pending representation question respecting the employees of FNB or any FNB Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which FNB or any FNB Subsidiary is a party, or to the best knowledge of FNB, any basis for which a claim may be made under any collective bargaining agreement to which FNB or any FNB Subsidiary is a party.

                 5.18 Records and Documents. The Records of each FNB Subsidiary are and will be sufficient to enable such FNB Subsidiary to continue conducting its business under similar standards as such FNB Subsidiary has heretofore conducted such business.

                 5.19 Capitalization of FNB. The authorized capital stock of FNB consists of 700,000 shares of common stock having a par value of $10.00 per share (the "FNB Common Stock"), no shares of preferred stock (the "FNB Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, 130,000 shares of FNB Common Stock were issued and outstanding, no shares of FNB Common Stock were held by FNB as treasury stock and no shares of FNB Preferred Stock were issued and outstanding. All of the outstanding FNB Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any FNB Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into FNB Common Stock or into any other equity or debt security of FNB, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued FNB Common Stock or any other equity or debt security of FNB. Accordingly, immediately prior to the Effective Time of the Merger, there will





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 37 be not more than (nor less than) 130,000 shares of FNB Common Stock issued and outstanding. Except as set forth in Schedule 5.19 hereto, FNB owns and is the beneficial record holder of, and has good and freely transferable title to, all of the shares of FNB Subsidiary Common Stock outstanding, and recorded on the books and Records of each FNB Subsidiary as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could effect the ability of FNB to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in Schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither FNB, nor any FNB Subsidiary, nor any Subsidiary of either has been, is or will become a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of FNB or any FNB Subsidiary or any Subsidiary of any FNB Subsidiary (or any of their assets) in any business combination of any kind; or any agreement obligating FNB or any FNB Subsidiary to issue or sell or authorize the sale or transfer of FNB Common Stock or the capital stock of any FNB Subsidiary. Except as described in
Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of FNB outstanding, except for shares of FNB Common Stock presently issued and outstanding, and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FNB or any FNB Subsidiary, or contracts, commitments, understandings, or arrangements by which FNB or any FNB Subsidiary is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which FNB or any FNB Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any FNB Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of FNB to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and representations and warranties made by, FNB and any FNB Subsidiary set forth in this Reorganization Agreement, or in the Schedules of Exceptions of FNB hereto, or in any document,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 38 statement, certificate or other writing furnished or to be furnished by FNB or any FNB Subsidiary to UPC and INTERIM pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by FNB or any FNB Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, neither FNB nor any FNB Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of FNB or any FNB Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of FNB or any FNB Subsidiary (i) except as disclosed in the Audited Financial Statements of FNB delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1992, neither FNB nor any FNB Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of FNB or such FNB Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to FNB or any FNB Subsidiary.

                 5.23 Allowance for Possible Loan or ORE Losses. The allowance for possible loan losses shown on the Audited Financial Statements of FNB is (with respect to periods ended on or before December 31, 1992) or will be (with respect to periods ending subsequent to December 31, 1992) adequate in all respects to provide for anticipated losses inherent in Loans outstanding or for commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in
Schedule 5.23 hereto, as of the date thereof, neither FNB nor any FNB Subsidiary has any Loan which has been criticized or classified by bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan."

         The allowance for possible losses on other real estate ("ORE") shown on the Audited Financial Statements of FNB is (with





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 39 respect to periods ended on or before December 31, 1992) or will be (with respect to periods ending subsequent to December 31, 1992) adequate in all respects to provide for anticipated losses inherent in ORE owned or held by FNB or any FNB Subsidiary and the net book value of ORE on the Balance Sheet of the Audited Financial Statements of FNB is the net realizable value of the ORE in accordance with Statement of Position 92-3.

                 5.24  Compliance with Laws.  FNB and each FNB Subsidiary:
                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of FNB or any FNB Subsidiary, or which would or could reasonably be expected to subject FNB or any FNB Subsidiary or any of its directors or officers to civil money penalties; and

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that FNB or any FNB Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on FNB or any FNB Subsidiary, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of FNB or any FNB Subsidiary, or (iii) requiring FNB or any FNB Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 5.25  Employee Benefit Plans.

                          (a)     FNB has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of FNB or any FNB Subsidiary or any other entity which is a member of a controlled group or is under common control with FNB or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the Internal Revenue Code of 1986 (the "Code"). Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 40 listed in Schedule 5.25(a) hereto. FNB has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of FNB and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the Code have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984 were timely filed and have been received by FNB and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          Each of the Employee Pension Benefit Plans has been
operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Pension Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan has deviated from the written provisions of the plan, such operational deviations have been disclosed in
Schedule 5.25(a) hereto. All such deviations have been made in conformity with applicable laws, including ERISA and the Code.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 41 with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the Code, or both, has incurred an "accumulated funding deficiency" within the meaning of Code Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by FNB or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of Code
Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          No "reportable event" (as described in Section
4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as defined in Section 4975 of the Code), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither FNB nor any FNB Subsidiary is directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither FNB nor its





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 42

Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any Code Section 401(a) qualified Employee Pension Benefit Plan previously terminated by FNB or any FNB Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, FNB or its Subsidiaries, or any disqualified person (as defined in Code Section 4975) with respect to the Employee Pension Benefit Plan.

                          No tax has been, will be, or is reasonably
anticipated to be imposed under Code Section 4978, 4978A, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by FNB or its Subsidiaries which is an employee stock ownership plan ("ESOP").

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1992. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended in calendar year 1992 for each such Employee Pension Benefit Plan.

                          FNB has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the Code, copies of financial statements or reports containing information regarding the expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                          FNB has provided to UPC copies of all filings
regarding the Employee Pension Benefit Plans which have been made with the Securities and Exchange Commission for the three (3) plan years preceding the current date.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 43

                 (b) FNB has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of FNB or any FNB Subsidiary or members of a controlled group or entities under common control with FNB or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the Code. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          FNB has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to Code Section 125), and voluntary employee beneficiary associations (pursuant to Code Section 501(c)(9)). Each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the Code, which are applicable to such Employee Welfare Benefit Plans. Any deviation in the operation of such plans from the requirements of the plan documents or of applicable laws have been listed in Schedule 5.25(b) hereto. FNB has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any Code section which results in the imposition of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of Code Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 44 effect for substantially all of calendar year 1992. Except as disclosed in
Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993.

                          No Employee Welfare Benefit Plan or any trust created
thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither FNB nor any FNB Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to FNB or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither FNB nor any FNB Subsidiary has failed to make
any contribution to, or pay any amount due and owing by FNB or an FNB Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of FNB, constitute a liability for FNB or any FNB Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of FNB, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither FNB or any FNB Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the Code or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and Code Section 4980B with respect to any current or former employee of FNB or any FNB Subsidiary, or the beneficiaries of such employee.

                 (c) FNB has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by FNB or any FNB Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 45 employees, whether active or retired, or independent contractors of FNB or any FNB subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of FNB and FNB's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the FNB companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1993. There has been no material increase in the base salary and wage levels of FNB or any FNB Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1992. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of FNB or any FNB subsidiary on or after January 1, 1993, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1993.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of Code Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of FNB or any FNB Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of FNB or any FNB Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment", as such term is defined in
Section 280G of the Code and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 46

Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by FNB (or by FNB as the Surviving Corporation) within a period of no more than thirty
(30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by FNB or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under
Section 401(a) of the Code as a qualified defined benefit pension plan permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither FNB nor any FNB Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of FNB, anticipated to be filed.

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of FNB, or as described in Schedule 5.26 hereto, neither FNB nor any FNB Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by FNB as of the date of this Reorganization Agreement that has not already been filed as an exhibit to FNB's Form 10-K filed for the fiscal year ended December 31, 1992, or in any other SEC Document filed prior to the date of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 47

                 5.27 Material Contract Defaults. Neither FNB nor any FNB Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on FNB or any FNB Subsidiary, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since January 1, 1988, FNB and each FNB Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the TDFI; (ii) the Federal Reserve, (iii) the Comptroller, (iv) the SEC, including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Reports on Forms 2900 and FFIEC 034 and proxy statements; and
(v) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. FNB has previously provided to UPC true and correct copies of all such reports filed by FNB or any FNB Subsidiary after January 1, 1988.

                 5.29 Exchange Act Filings. The outstanding shares of FNB Common Stock are registered with the SEC pursuant to the 1934 Act and FNB has filed with the SEC all material forms and reports required by law to be filed by FNB with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of, FNB or any FNB Subsidiary regarding FNB, any FNB Subsidiary or any Subsidiary of a FNB Subsidiary included or to be included in the Proxy





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 48

Statement to be mailed to FNB's shareholders in connection with the Shareholders Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of FNB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which FNB or any FNB Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within a reasonable time after execution of this Reorganization Agreement, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness.
UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 49 capital ratio guidelines which may be in effect from time to time.

                 6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with FNB in the preparation of the FNB Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of the UPC Common Stock) and shall cause a registration statement on the appropriate form of the SEC to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the FNB Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under appropriate state securities laws. UPC shall also list for trading on the NYSE the UPC Common Stock. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of FNB or the FNB Subsidiaries and all employees of FNB and the FNB Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of FNB as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with FNB or with any FNB Subsidiary prior to the Effective Time of the Merger by such former FNB Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of January next following the Effective Time of the Merger the participation of the employees of FNB and FNB's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, The FNB Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as the plans are replaced by benefit plans maintained by UPC.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 50

                                   ARTICLE 7

                           COVENANTS OF FNB COMPANIES

                 7.1 Proxy Statement; FNB Shareholder Approval. FNB shall call the Shareholders Meeting to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held not later than December 1, 1993, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting, (i) FNB shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the FNB Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the FNB Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement; (iii) the Board of Directors of FNB shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to FNB Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) FNB shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such FNB Shareholders' approvals.

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

                          (a)  FNB and each FNB Subsidiary shall, and shall
cause each FNB Subsidiary to:

                                  (i)  Operate its business only in the usual,
         regular, and ordinary course;

                                  (ii)  Preserve intact its business
         organizations and assets and to maintain its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 51

         Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                  (iv)  Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)  Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of FNB or such FNB Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)  Use its best efforts to retain any FNB
         Subsidiary's present customer base and to facilitate the retention of such customers by any FNB Subsidiary and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to FNB, any FNB Subsidiary or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of any FNB Subsidiary's customer relationships;

                          (b)  FNB and each FNB Subsidiary agree to use their
best efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and FNB and each FNB Subsidiary shall provide to UPC or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals;

                          (c) FNB and each FNB Subsidiary, at their own cost
and expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of FNB, any FNB Subsidiary or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 52

                          (d)  At all times to and including, and as of, the
Closing, FNB and each FNB Subsidiary shall inform UPC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of FNB and any FNB Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update may be deemed to be a part of this Reorganization Agreement, UPC shall have agreed in writing to each amendment, supplement or update to the Schedules made subsequent to the date of this Reorganization Agreement as an amendment to this Reorganization Agreement;

                          (e)  On and after the Closing Date, FNB and each FNB
Subsidiary shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, FNB and each FNB Subsidiary shall afford UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to FNB and any FNB Subsidiary. FNB and each FNB Subsidiary shall provide reasonable assistance to UPC in its investigation of matters relating to FNB and any FNB Subsidiary; and

                          (g) Subject to the terms and conditions of this
Reorganization Agreement, FNB and each FNB Subsidiary agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. FNB shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 53 consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, FNB and each FNB Subsidiary covenant and agree that they will neither do, nor agree or commit to do, nor permit any FNB Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Charter or Bylaws; or

                          (b)  Impose, or suffer the imposition, on any share
of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the FNB Common Stock; or (v) pay or declare a regular quarterly cash dividend in excess of Seventy-Five Cents ($0.75) per share of FNB Common Stock or make or declare any other type of distribution on the FNB Common Stock except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 54

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of FNB Common Stock, or any other capital stock of FNB or of any FNB Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to FNB or any FNB Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of FNB or of any FNB Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of FNB or any FNB Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any FNB Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of FNB or any FNB Subsidiary to any FNB Subsidiary in excess of an aggregate of $50,000 (for FNB and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of FNB or such FNB Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                          (g)  Grant any increase in compensation or benefits
to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of FNB or of any FNB Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law; or

                          (h)  Amend any existing employment contract between
it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 55 annual salary thereunder in excess of $30,000 that FNB or any FNB Subsidiary (or their respective successors) do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger; or

                          (i)  Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contracts, purchase
or sale agreements or lease agreements that are material to FNB or any FNB Subsidiary; or

                          (k)  Make any capital expenditure except for ordinary
purchases, repairs, renewals or replacements; or

                          (l)  Enter into any transactions other than in the
ordinary course of business; or

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or holder of 2% or more of the outstanding FNB Common Stock, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed two percent (2%) of the capital of FNB or amend the terms of any such credit outstanding on the date hereof.



                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of FNB. Unless waived in writing by FNB, the obligation of FNB to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 56

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, FNB shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of UPC and INTERIM dated as of the Closing Date certifying that:

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  FNB shall have received a
certificate executed by an authorized officer of the Exchange





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 57

Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligations of UPC to the FNB Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger; and

                          (e)     Opinion of UPC's and INTERIM's Counsel.  FNB
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to FNB, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee; and INTERIM is a Tennessee corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of FNB and FIRST NATIONAL) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion;

                                  (iii) neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 58 licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991).

                 8.2 Conditions to the Obligations of UPC and INTERIM. Unless waived in writing by UPC and INTERIM, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of FNB and any FNB Subsidiary to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of FNB and any FNB Subsidiary contained in
Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an assistant secretary of FNB and FIRST NATIONAL dated as of the Closing Date certifying that:

                                        (A)     FNB's and each such FNB
                 Subsidiary'S respective Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of FNB or a FNB Subsidiary, is an officer of FNB or such FNB Subsidiary, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 59

                 Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of FNB
                 and each FNB Subsidiary attached to such certificate remain in full force and effect; and

                                        (D)     FNB and all FNB Subsidiaries
                 are in good standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of FNB and each FNB Subsidiary stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) this Reorganization Agreement have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of FNB or any FNB Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of FNB or any FNB Subsidiary; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there has been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or
(ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, FNB and each FNB Subsidiary shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to FNB and each FNB Subsidiary. FNB and each FNB Subsidiary shall have caused all FNB or any such FNB Subsidiary personnel to provide reasonable assistance to UPC in its investigation of matters relating to FNB and any FNB Subsidiary;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 60 condition (financial or otherwise) of FNB or any FNB Subsidiary taken as a whole shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to FNB or any FNB Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of FNB's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to FNB and the FNB Subsidiaries, dated the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       FNB is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Tennessee;

                                  (ii)      each FNB Subsidiary is duly
         organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

                                  (iii) this Reorganization Agreement has been
         duly and validly authorized, executed and delivered by FNB and FIRST NATIONAL and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of FNB and FIRST NATIONAL, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv) to the knowledge of such counsel after
         due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by FNB or any FNB Subsidiary of this Reorganization Agreement or any of the documents to be executed and delivered by FNB and any FNB Subsidiary in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of FNB or any FNB Subsidiary or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with,





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 61 the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)  Other Business Combinations, Etc.  Neither FNB
nor any FNB Subsidiary shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which FNB or any FNB Subsidiary would merge; consolidate with; effect a business combination with; sell any substantial part of FNB's or any FNB Subsidiary's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of FNB or any FNB Subsidiary or the benefits of acquiring the FNB Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing (i) the total assets of FNB shall be not less than $160,000,000; (ii) the equity capital of FNB shall have been not less than $13,000,000 as of June 30, 1993, and shall have increased since that time through normal earnings growth; (iii) the tangible equity capital of FNB shall be not less than its stated level as of June 30, 1993, and shall have increased since that time through normal earnings growth; (iv) neither FNB nor any FNB Subsidiary shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Agreement (therefore, there shall be not more than 130,000 shares of FNB Common Stock validly issued and outstanding at the Effective Time of the Merger); (v) from December 31, 1992, there shall have been no extraordinary sale of assets, nor any investment portfolio restructuring by either FNB or any FNB Subsidiary; (vi) neither FNB nor any FNB Subsidiary shall have issued or granted since December 31, 1992, through the Closing Date any FNB Stock Options; (vii) from the date hereof, except as permitted in Section 7.3(c)(v) of this Reorganization Agreement, FNB shall not have declared or paid any cash dividends prior to Closing; and (viii) the Merger can be accounted for as a "pooling of interests" on the financial statements of UPC. The criteria and calculations set forth above shall be determined in accordance with GAAP assuming that FNB and each FNB Subsidiary shall have been operated consistently in the normal course of their business; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out of the ordinary borrowings or by the realization of extraordinary or nonrecurring gains or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 62

                 (j) Non-Compete Agreements. Each member of the Board of Directors of FNB shall have entered into a non-compete agreement with UPC and FNB substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as Exhibit 8.2(j), providing for a term of two
(2) years from Closing and covering Bedford and Grundy Counties in Tennessee; and such Board Member shall not be involved in any way with the formation or organization of a new financial institution in such counties;

                 (k) Tax Opinion. UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the Internal Revenue Code and that the FNB Record Holders will not recognize any gain or loss to the extent that such FNB Record Holders exchange shares of FNB Common Stock for shares of UPC Common Stock as contemplated by this Reorganization Agreement and the Plan of Merger assuming that the shares of FNB Common Stock so exchanged by such FNB Record Holders are held by them as capital assets at the time of such exchange;

                 (l) Pooling of Interests Accounting Treatment. UPC shall have received (i) from Price Waterhouse, or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from FNB's regularly retained independent accountants or other independent accountants acceptable to UPC, a letter dated within five (5) days prior to the Closing Date stating that, upon a review of FNB's books and records, the accountants are aware of no reason why a business combination, such as the one contemplated in this Reorganization Agreement, to which FNB is a party should not be accounted for as a "pooling of interests" under generally accepted accounting principles; and

                 (m) Receipt of Affiliate Letters. Pursuant to the provisions of Section 6.2 of this Reorganization Agreement, UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each FNB Record Holder who would be deemed an Affiliate of FNB at the time of Closing under the Securities Laws and who accepts shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his shares of FNB Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such FNB Record Holder shall





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 63 not pledge, assign, sell, transfer, devise, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such FNB Record Holder upon consummation of the Merger, nor enter into any formal or informal agreement to pledge, assign, sell or transfer, devise, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such FNB Record Holder pursuant to the terms and conditions of this Reorganization Agreement until such time as UPC shall have publicly released a statement of UPC's consolidated earnings reflecting the combined financial results of operations of UPC and FNB for a period of not less than thirty (30) days subsequent to the Effective Time of the Merger.

                 8.3 Conditions to Obligations of All Parties. The obligation of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)  No Pending or Threatened Claims.  That no claim,
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and

                          (b)     Governmental Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired.



                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should FNB or any FNB
Subsidiary fail to conduct its business pursuant to FNB's and such FNB Subsidiary's Covenants made in Article 7;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 64

                          (c)  By UPC, INTERIM or FNB in the event the Closing
shall not have occurred by June 30, 1994 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then FNB and any FNB Subsidiary that is a party to this Reorganization Agreement shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals have been obtained and any stipulated waiting periods have expired; provided, however, the Closing Date shall not be extended under the provisions of this Section 9.1(c) beyond September 30, 1994.

                          (d)     By either UPC, INTERIM or FNB, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or FNB may, upon written notice to the other, extend the term of this Reorganization Agreement for only one sixty (60) day period to prosecute diligently and overturn such denial, provided that such denial has been appealed within ten (10) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 are not satisfied in all material respects as of the Closing Date, or by FNB if the conditions set forth in Section 8.1 or
8.3 are not satisfied in all material respects as of the Closing Date, and such failure has not been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of FNB or any FNB Subsidiary taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the FNB Common Stock which are the subject of the instant transaction;

                          (g)     By UPC, INTERIM or FNB in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 65 remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)  By UPC or INTERIM should FNB or any FNB
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)  By UPC or INTERIM should FNB or any FNB
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring FNB or any FNB Subsidiary to raise additional capital or to sell a substantial portion of its assets;

                          (j) By either Party, within thirty (30) days from the
date of this Reorganization Agreement, in the event such Party, based on the Party's opportunity to conduct a preliminary due diligence review of the books, records and operations of the other Party as provided for in Section 2.3 of this Reorganization Agreement, in good faith determines in it sole discretion that the results of the review conducted by such Party or its agents do not support and reinforce the reviewing Party's preliminary expectations as to the sustained growth and earnings prospects of the reviewed Party;

                          (k)     By FNB in the event that there shall have
been, in FNB's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC; or

                          (l)     By FNB in the event that UPC shall have
entered into any letter of intent, agreement or understanding for a change in control of UPC by a third-party with a banking presence in Bedford County, Tennessee.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) of this
Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 66

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.



                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to UPC or INTERIM:

                                  Union Planters Corporation
                                  Post Office Box 387 (mailing)
                                  Memphis, Tennessee  38147

                                  7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn:    Mr. Jackson W. Moore, President
                                           Gary A. Simanson,
                                           Associate General Counsel

If to FNB:                        First National Bancorp of Shelbyville, Inc.
                                  111 West Side Square
                                  Post Office Box 500
                                  Shelbyville, Tennessee 37160
                                  Fax:  (615) 684-8256
                                  Attn: Mr. William D. Hart
                                        President and Chief Executive Officer





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 67

With a copy to:                   Baker, Worthington, Crossley,
                                  Stansberry & Woolf
                                  1700 Nashville City Center
                                  Post Office Box 2866
                                  Nashville, Tennessee 37219
                                  Fax:  (615) 726-0464
                                  Attn: Steven J. Eisen, Esq.


or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Tennessee.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. FNB, each FNB Subsidiary, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC shall not obligate UPC or INTERIM to obtain or to provide FNB or any FNB Subsidiary additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or INTERIM shall deem, in good faith, to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them





                AGREEMENT AND PLAN OF REORGANIZATION - PAGE 68 with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with
Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transaction contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 69

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC and FNB shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. UPC, INTERIM, FNB and each FNB Subsidiary represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by FNB or any FNB Subsidiary, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of FNB and each FNB Subsidiary. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC, and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by FNB or any FNB Subsidiary, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. FNB and each FNB Subsidiary covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 70

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 Survival of Representations and Warranties. All representations and warranties made by the Parties hereto or in any instrument or document furnished in connection herewith, shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto and shall expire two (2) years after the Effective Time of the Merger except as to any matter which is based upon willful fraud with respect to which the representations and warranties set forth in this Reorganization Agreement shall expire only upon expiration of the applicable statutes of limitation. Nothing in this Section 10.15 shall limit FNB's, any FNB Subsidiary's, UPC's or INTERIM's rights or remedies for misrepresentations, breaches of this Reorganization Agreement or any other improper action or inaction by the other Party hereto prior to the its termination.

                 10.16 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.17 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 71

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.



                                             FIRST NATIONAL BANCORP OF
                                             SHELBYVILLE, INC.




                                             By: /s/ William D. Hart
                                                 -------------------------------
                                                     William D. Hart
                                             Its:    President and Chief
                                                      Executive Officer

ATTEST:


/s/ Delores V. (Judy) Hornaday
- ----------------------------------
    Delores V. Hornaday, Secretary




                                             FIRST NATIONAL BANK OF SHELBYVILLE




                                             By: /s/ William D. Hart
                                                 -------------------------------
                                                     William D. Hart
                                             Its:    President and Chief
                                                      Executive Officer

ATTEST:


/s/ Delores V. (Judy) Hornaday
- ----------------------------------
    Delores V. Hornaday, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 72

                           UNION PLANTERS CORPORATION




                                             By: /s/ Jackson W. Moore
                                                 -------------------------------
                                                     Jackson W. Moore
                                             Its:    President

ATTEST:


/s/ J. F. Springfield
- --------------------------------
    J. F. Springfield, Secretary




                                             FNB ACQUISITION COMPANY, INC.




                                             By: /s/ Jackson W. Moore
                                                 -------------------------------
                                                     Jackson W. Moore
                                             Its:    President

ATTEST:


/s/ J. F. Springfield
- --------------------------------
    J. F. Springfield, Secretary





                AGREEMENT AND PLAN OF REORGANIZATION  -  PAGE 73

                                PLAN OF MERGER                         EXHIBIT A

                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                         FNB ACQUISITION COMPANY, INC.
                           (A TENNESSEE CORPORATION)

                                 WITH AND INTO

                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.
                           (A TENNESSEE CORPORATION)


         THIS PLAN OF MERGER ("Plan of Merger") is made and entered into as of the 21st day of September, 1993, by and between FIRST NATIONAL BANCORP OF SHELBYVILLE, INC. ("FNB"), a corporation chartered and existing under the laws of the State of Tennessee which is a registered bank holding company and whose principal offices are located at 111 West Side Square (Post Office Box 500), Shelbyville, Bedford County, Tennessee 37160; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act; and FNB ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.


                                    PREAMBLE

         WHEREAS, UPC, INTERIM and FNB have entered into an Agreement and Plan of Reorganization dated as of the 21st day of September, 1993 ("Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof providing for the merger of INTERIM with and into FNB (which would be the Surviving Corporation) and the acquisition of all of the FNB Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and this Plan of Merger; and





       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and FNB are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if INTERIM were to be merged with and into FNB, which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger, and as a result of such Merger becoming effective, the Surviving Corporation would become a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, FNB, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of INTERIM with and into FNB (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1 FNB ACQUISITION COMPANY, INC.. The authorized capital stock of INTERIM consists of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding, and no shares of INTERIM Common Stock are held by it as treasury stock. All such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2 FIRST NATIONAL BANCORP OF SHELBYVILLE, INC. The authorized capital stock of FNB consists of 700,000 shares of common stock having a par value of $10.00 per share (the "FNB Common Stock"), and no shares of preferred stock (the "FNB Preferred Stock). As of the date hereof, 130,000 shares of FNB Common Stock were issued and outstanding, no shares of FNB Common Stock were held by FNB as FNB Treasury Stock and no shares of FNB Preferred Stock were issued and outstanding.





       PLAN OF MERGER - EXHIBIT A TO AGREEMENT AND PLAN OF REORGANIZATION

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                         FNB ACQUISITION COMPANY, INC.
                                      and
                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.

         3.2     Surviving Corporation.  The Surviving Corporation shall be:

                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.

which as of the Effective Time of the Merger shall continue to be named:

                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.


         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger will become effective on the date and at the time (the "Effective Time of the Merger") of the filing of a Articles of Merger with the Secretary of State of the State of Tennessee, or at such later time and/or date as may be agreed upon by the parties and set forth in the Articles of Merger. At the Effective Time of the Merger, INTERIM shall be merged with and into FNB which will survive the Merger, and the separate existence of INTERIM shall cease thereupon, and without further action, FNB shall thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both FNB and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both FNB and INTERIM.

         3.4 Charter. At the Effective Time of the Merger, the Charter of FNB, as in effect immediately prior to the Effective Time of the Merger, shall constitute the Charter of FNB as the Surviving Corporation, unless and until the same shall be amended as provided by law and the terms of such Charter.

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of FNB, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation, unless and until amended or repealed as provided by law, its Charter and such Bylaws.





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         3.6     Directors and Officers.  The directors and officers of FNB in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7 Name. The name of FNB as the Surviving Corporation following the Merger, shall remain:

                  FIRST NATIONAL BANCORP OF SHELBYVILLE, INC.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION


         4.1 Conversion of the INTERIM Common Stock. At the Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") issued and outstanding immediately prior to the Effective Time of The Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted into and become one share of the issued and outstanding common stock of the Surviving Corporation.

         4.2 Conversion and Cancellation of Shares of FNB. At the Effective Time of the Merger, each share of $10.00 par value common stock of FNB issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.3 hereof.

         4.3 Exchange of FNB Shares; Exchange Ratio. At the Effective Time of the Merger, the outstanding shares of FNB Common Stock held by the FNB Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in FNB and shall automatically be converted exclusively into, and constitute only the right of the FNB Record Holders to receive in exchange for their shares of FNB Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any remaining fractional share of UPC Common Stock in accordance with the terms and conditions of this Section 4.3. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the FNB Record Holders pursuant to the





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terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

The number of shares of UPC Common Stock to be exchanged for each share of FNB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (based on there being no more than 130,000 shares of FNB Common Stock issued and outstanding at the Effective Time of the Merger) shall be based on an exchange ratio (the "Exchange Ratio") as determined and set forth in this Section 4.3. The Exchange Ratio shall be determined as follows:

                                  (i)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than or equal to $25.375 per share of UPC Common Stock but less than or equal to $33.375 per share of UPC Common Stock (the "Primary Collar"), the Exchange Ratio shall be based on a fixed Exchange Ratio of seven (7) shares of UPC Common Stock for each share of FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger;

                                  (ii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be greater than $33.375 per share of UPC Common Stock (the "Ceiling"), the Exchange Ratio shall be based on (a) a fixed price of $233.625 per share of FNB Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock; provided, however, in the event that UPC shall have entered into a letter of intent, agreement or understanding with a third party for a change in control of UPC, the Exchange Ratio shall remain fixed at seven (7) shares of UPC Common Stock for each share of FNB Common Stock validly issued and outstanding at the Effective Time of the Merger; and

                                  (iii)  In the event the Current Market Price
         Per Share of UPC Common Stock should be less than $25.375 per share of UPC Common Stock (the "Floor"), the Exchange Ratio shall be fixed at seven (7) shares of UPC Common Stock for each share or FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, FNB shall have the right to either accept the fixed Exchange Ratio of seven (7) shares of UPC Common Stock for each share of FNB Common Stock or terminate this Reorganization Agreement and the transactions contemplated herein;provided, further, in the event FNB should elect to terminate this Reorganization Agreement in accordance with this Section 3.1(e)(iii), UPC may, in its sole discretion, reinstate this Reorganization Agreement and the transactions contemplated herein by increasing the





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         number of shares of UPC Common Stock to be delivered by UPC to the FNB
         Record Holders based on (a) a fixed price of $177.625 per share of FNB Common Stock divided by (b) the Current Market Price Per Share of UPC Common Stock.

The Exchange Ratio as determined in this Section 4.3 shall be based on an aggregate of no more than 130,000 shares of FNB Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger; provided, however, that no fractional shares of UPC Common Stock shall be issued and if, after aggregating all of the shares of UPC Common Stock to which a FNB Record Holder is entitled based upon the Exchange Ratio, there shall be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Purchase Price set forth in Section 4.4 hereof, which shall be calculated based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                                  (i)      DEFINITION OF "CURRENT MARKET PRICE
         PER SHARE." The "Current Market Price Per Share" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the UPC Common Stock on the NYSE (as published in The Wall Street Journal) for each of the ten (10) NYSE general market trading days next preceding the Closing Date on which the NYSE was open for business (the "Pricing Period"). In the event the UPC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the UPC Common Stock actually traded during the Pricing Period.

                                  (ii) EFFECTS OF DISSENTERS' RIGHTS ON THE
         EXCHANGE RATIO. Should FNB Record Holders representing at least 5% of the shares of FNB Common Stock issued and outstanding at the time of Closing perfect such FNB Record Holder's Dissenters' Rights pursuant to the Tennessee Code and maintain the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement or reduce the per share Consideration to be delivered by UPC hereunder by an amount sufficient to off-set against the Consideration any amounts paid, or to be paid, by UPC in satisfaction of such Dissenters' Rights.





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                                  (iii) EFFECT OF STOCK SPLITS, REVERSE STOCK
         SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF FNB. Should FNB effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.

         4.4 Mechanics of Payment of the Consideration. As soon as reasonably practicable after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the FNB Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the FNB Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the FNB Common Stock in order for the FNB Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the FNB Record Holders at the addresses set forth on a certified shareholder list to be delivered by FNB to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the FNB Record Holders of all of the outstanding shares of FNB Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates evidencing and representing all of the shares of FNB Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of FNB Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of FNB Common Stock, the Exchange Agent shall, on or prior to the 30th day after the Effective Time of the Merger, mail to the former FNB Shareholders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such FNB Shareholder's shares of FNB Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates





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which formerly evidenced and represented the shares of FNB Common Stock of a
FNB Record Holder, subject to the provisions of this Section 4.4, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such FNB Record Holder's shares of FNB Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the FNB Record Holder's FNB Common Stock shall have been surrendered as provided above, the Consideration payable to the FNB Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the FNB Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each FNB Shareholder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The FNB Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section, receive the Consideration to which each such FNB Record Holder is entitled, provided that each such FNB Record Holder shall deliver to UPC and to the Exchange Agent:
(i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the FNB Shareholder.

         4.5 Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of FNB shall be closed and no transfer of shares of FNB Common Stock shall be made thereafter.

         4.6 Effects of the Merger. At the Effective Time of the Merger, the separate existence of INTERIM shall cease, and INTERIM shall be merged with and into FNB which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both FNB and INTERIM.





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         4.7     Transfer of Assets.  At the Effective Time of the Merger, all
rights, assets, licenses, permits, franchises and interests of FNB and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in FNB as the Surviving Corporation by virtue of the Merger and without any deed or other instrument or act of transfer whatsoever.

         4.8 Assumption of Liabilities. At the Effective Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of INTERIM as well as those of the Surviving Corporation, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM or the Surviving Corporation.

         4.9 Dissenters' Rights of FNB Shareholders. Any FNB Record Holder of shares of FNB Common Stock who shall comply strictly with the provisions of Sections 48-23-201 et seq. of the Tennessee Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code. Such an FNB Shareholder is referred to herein as an "FNB Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if FNB Record Holders holding or controlling more than five percent (5%) of the shares of the FNB Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Tennessee Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

         4.10 Approvals of Shareholders of FNB and INTERIM. In order to become effective, the Merger must be approved by the respective shareholders of FNB and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Tennessee.

         4.11 FNB Stock Options. Except as described in Section 2.7 of the Reorganization Agreement, there are no validly issued and outstanding FNB Stock Options. Therefore, at the Effective Time of the Merger, there will be no FNB Stock Options issued and outstanding except as described in Section 2.7 of the Reorganization Agreement. It is expected that at the Effective Time of the Merger any validly issued and outstanding FNB Stock Options will either be exercised by the holders thereof, repurchased by FNB or converted into options to acquire shares of UPC Common Stock at the election of the holders thereof.





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                                   ARTICLE 5
                             AMENDMENTS AND WAIVERS

                 5.1 AMENDMENTS. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Section 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of FNB Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the FNB Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than cash or good funds to make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the FNB Record Holders of the shares of FNB Common Stock outstanding, and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2 AUTHORITY FOR AMENDMENTS AND WAIVERS. Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to the Effective Time of the Merger, FNB, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of FNB under this Plan of Merger except any condition that, if not satisfied, would





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result in the violation of any law or applicable governmental regulation.


                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:


If to UPC or INTERIM:

                                  Union Planters Corporation
                                  Post Office Box 387 (mailing)
                                  Memphis, Tennessee  38147

                                  7130 Goodlett Farms Parkway (deliveries)
                                  Memphis, Tennessee  38018
                                  Fax:  (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                        Gary A. Simanson,
                                        Associate General Counsel

If to FNB:                        First National Bancorp of Shelbyville, Inc.
                                  111 West Side Square
                                  Post Office Box 500
                                  Shelbyville, Tennessee 37160
                                  Fax:  (615) 684-8256
                                  Attn: Mr. William D. Hart
                                        President and Chief Executive Officer

With a copy to:                   Baker, Worthington, Crossley,
                                  Stansberry & Woolf
                                  1700 Nashville City Center
                                  Post Office Box 2866
                                  Nashville, Tennessee 37219
                                  Fax:  (615) 726-0464
                                  Attn: Steven J. Eisen, Esq.


or at such other address as shall be furnished in writing by any of the Parties to the others by notice given as provided in this section 6.1.





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                 6.2  GOVERNING LAW.  Except to the extent federal law shall be controlling, this Plan of Merger shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee disregarding, however, the Tennessee conflicts of laws rules.

                 6.3 CAPTIONS. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 COUNTERPARTS. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be duly executed and delivered by its duly authorized officers as of the date first above written.


ATTEST:                                           UNION PLANTERS CORPORATION

/s/ J. F. Springfield                             By:  /s/ Jackson W. Moore
- ---------------------                                 ----------------------
    J. F. Springfield                                      Jackson W. Moore
Its:  Secretary                                   Its:     President



ATTEST:                                           FNB ACQUISITION COMPANY, INC.

/s/ J.F. Springfield                              By: /s/ Jackson W. Moore
- --------------------                                 ----------------------
    J. F. Springfield                                     Jackson W. Moore
Its:  Secretary                                   Its:    President



ATTEST:                                           FIRST NATIONAL BANCORP OF
                                                  SHELBYVILLE, INC.

/s/ Delores V. (Judy) Hornaday                    By:  /s/ William D. Hart
- ------------------------------                        ---------------------
    Delores V. Hornaday                                    William D. Hart
Its:  Secretary                                   Its:     President and
Chief Executive Officer





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